UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Commission File Number 000-21915

Date of Report: December 16, 2002

COLDWATER CREEK INC.
(Exact name of registrant as specified in its charter)

DELAWARE	82-0419266
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

ONE COLDWATER CREEK DRIVE, SANDPOINT, IDAHO 83864
(Address of principal executive offices)

(208) 263-2266
(Registrant’s telephone number, including area code)

Item 8.    Change in Fiscal Year.

On December 16, 2002, the board of directors of Coldwater Creek, Inc. approved a change in the Company’s fiscal year end from the Saturday nearest February 28 each year to the Saturday nearest January 31, effective on February 1, 2003. The Company’s Form 10-K, to be filed in April 2003, will cover the 11-month transition period of March 3, 2002 through February 1, 2003. The Company made this decision to align its reporting schedule with the majority of other national retail companies.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLDWATER CREEK INC.

By:	/S/ DENNIS C. PENCE
Dennis C. Pence Chairman and Chief Executive Officer (Principal Executive Officer)

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